                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                 Date of Report
                                 July 24, 1998





                         THE GENLYTE GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)





                                    Delaware
                 (State or other jurisdiction of incorporation)



          0-16960                         22-2584333
    (Commission File Number)     (IRS Employer Identification
                                             No.)

  2345 Vauxhall Road, P.O. Box
              3148                        07083-1948
       Union, New Jersey
     (Address of principal                (Zip Code)
       executive offices)

               Registrant's telephone number, including area code
                                  908/ 964-7000
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ITEM 5.  Other Events.

   On April 28, 1998, the registrant, The Genlyte Group Incorporated ("Genlyte"), entered into the following agreements: (1) Master Transaction Agreement dated April 28, 1998 by and between Thomas Industries Inc. ("Thomas") and Genlyte; (2) Limited Liability Company Agreement of GT Lighting, LLC dated April 28, 1998 by and among Thomas, Genlyte and GT Lighting, LLC (the "Company"); and (3) Capitalization Agreement dated April 28, 1998 by and between the Company and Genlyte. In addition, Thomas and the Company entered into the Capitalization Agreement dated April 28, 1998 by and among the Company and Thomas and certain of its Affiliates, which is integral to the transaction contemplated by the foregoing agreements and is included herein. Copies of the above are filed herewith.

   On July 8, 1998, the Company changed its name to Genlyte Thomas Group LLC pursuant to a Certificate of Amendment to Certificate of Formation of GT Lighting, LLC.

   On July 22, 1998, Genlyte issued a press release in the form attached hereto as Exhibit 99 containing the information set forth therein and incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit Number      Description

   2.1 Master Transaction Agreement dated April 28, 1998 by and between Thomas Industries Inc. ("Thomas") and The Genlyte Group Incorporated ("Genlyte").

   2.2 Limited Liability Company Agreement of GT Lighting, LLC dated April 28, 1998 by and among Thomas, Genlyte and GT Lighting, LLC (the "Company").

   2.3 Capitalization Agreement dated April 28, 1998 by and among the Company and Thomas and certain of its Affiliates.

   2.4 Capitalization Agreement dated April 28, 1998 by and between the Company and Genlyte.

    99         Press Release dated July 22, 1998.


Registrant will furnish supplementally a copy of any omitted schedule to any of the agreements listed above to the Securities and Exchange Commission upon request.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         THE GENLYTE GROUP INCORPORATED
                                  (Registrant)

                   By:  /s/ Donna R. Ratliff
                       Donna R. Ratliff, Vice President -
                       Administration and Corporate Secretary

Dated:  July 24, 1998